Exhibit (d)(18)

JOINT FILING AGREEMENT

November 29, 2018

1.    Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission and the Nasdaq Capital Market (any such filing, a “Filing”), with respect to the securities of Intersections Inc., a Delaware corporation (the “Company”). This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

2.    Each of the undersigned shall be responsible for the accuracy and completeness of the information concerning himself, herself or itself therein, and shall not be responsible for the accuracy and completeness of the information concerning any other person, unless such of the undersigned knows or has reason to know that such information is inaccurate.

3.    Except as provided in paragraph 4, nothing herein shall be construed to authorize any party to act as an agent for any other party. Nothing herein shall create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to sell or convert securities of the Company, as he or she deems appropriate, in his or her sole discretion.

4.    Each of the undersigned hereby appoints the other parties to this agreement, and each of them, with full power of substitution and resubstitution, to be such person’s true and lawful attorney-in-fact and agent to execute and file with the Securities and Exchange Commission and the Nasdaq Capital Market any Filing and any amendments thereto and any related agreement or documentation which may be required or advisable to be executed or filed as a result of the undersigned’s beneficial ownership of securities of the Company pursuant to and in accordance with the provisions of the Exchange Act. The authority of such persons under this power of attorney shall continue with respect to the undersigned in perpetuity unless revoked earlier in writing by such of the undersigned. Such attorneys-in-fact shall be responsible for making any necessary amendments to such Filing, shall provide the undersigned with at least one business day’s advance notice of each such Filing, and shall use their reasonable best efforts to submit drafts of each such Filing to the undersigned for review and comment as soon as reasonably practicable prior to the filing of any such amendment.

5.    This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, which may be sufficiently evidenced by one counterpart.

6.    This Agreement shall be governed by and construed by and enforced in accordance with the laws of the State of Delaware applicable to contracts to be performed in such state without giving effect to the principles of conflict of laws thereof or of any other jurisdiction.

7.    Each of the undersigned parties hereby agrees that this Agreement may be filed as an exhibit to each Filing.

IN WITNESS WHEREOF, the undersigned have duly executed this Joint Filing Agreement as of the date first above written.

WC SACD ONE MERGER SUB, INC.

By:	/s/ Hari Ravichandran
Name:	Hari Ravichandran
Title:	Chief Executive Officer

WC SACD ONE PARENT, INC.

By:	/s/ Hari Ravichandran
Name:	Hari Ravichandran
Title:	Chief Executive Officer

WC SACD ONE, INC.

By:	/s/ Hari Ravichandran
Name:	Hari Ravichandran
Title:	Chief Executive Officer

ISUBSCRIBED INC.

By:	/s/ Hari Ravichandran
Name:	Hari Ravichandran
Title:	Chief Executive Officer

WNDRCO HOLDINGS, LLC

By:	/s/ Andrew Chang
Name:	Andrew Chang
Title:	General Counsel

GENERAL CATALYST GROUP IX, L.P.

By: GENERAL CATALYST PARTNERS IX, L.P. its General Partner

By: GENERAL CATALYST GP IX, LLC its General Partner

By:	/s/ Christopher McCain
Name:	Christopher McCain
Title:	Chief Legal Officer

GC ENTREPRENEURS FUND IX, L.P.

By: GENERAL CATALYST PARTNERS IX, L.P. its General Partner

By: GENERAL CATALYST GP IX, LLC its General Partner

By:	/s/ Christopher McCain
Name:	Christopher McCain
Title:	Chief Legal Officer